SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant                     [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement
[ ]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[X]      Soliciting Material pursuant to Section 240.14a-12
[ ]      Confidential, for Use of the Commission Only
         (as permitted by Rule 14a-6(e)(2))


                           Staten Island Bancorp, Inc.
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                (Name of Registrant as Specified In Its Charter)

                               Not Applicable
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE FOLLOWING ARE QUESTIONS AND ANSWERS REGARDING THE PROPOSED MERGER BETWEEN
INDEPENDENCE COMMUNITY BANK CORP. AND STATEN ISLAND BANCORP, INC. ("SIB") WHICH WERE POSTED ON SIB'S INTRANET SITE.



            Independence Community Bank and SI Bank & Trust
                       Merger Related Questions


Q. What can you tell us about Independence Community Bank?
A. Independence Community Bank was established in 1850, and is the wholly owned subsidiary of Independence Community Bank Corp. (ICBC). ICBC was formed in 1997 and became a public company in 1998. ICBC's common stock is traded on NASDAQ under the symbol ICBC.

Independence is a community bank that provides a diversified line of products and services to consumers and businesses. It currently operates 81 branches throughout Brooklyn, Queens, Staten Island, Manhattan and the Bronx, Nassau, Suffolk and Westchester Counties in New York, and several counties in northern New Jersey. Independence also recently established a branch office in Columbia, MD and a loan production office in Boca Raton, Fla.

ICBC had over $9 billion in assets at September 30, 2003, and has over 1600 employees. ICBC and its people are actively involved in the communities surrounding its branches. In addition, the Independence Community Foundation, which was formed in 1998, continues the Independence tradition of philanthropic support within the communities it serves.

Much more information is available on Independence's website;
www.myindependence.com.

Q. Why did ICBC choose to merge with Staten Island Bancorp, Inc. (SI Bank & Trust)?
A. The transaction will expand Independence's market presence in the New York Metro area, particularly in Staten Island and New Jersey. Like SI Bank & Trust
(SIBT), Independence has built its successful business by serving as a customer-friendly financial institution. The combination of Independence and SI Bank & Trust is a perfect fit, both strategically and culturally, because both banks are community based institutions that have expanded lines of business to serve small to mid-size businesses as well as consumers.

The combined company will be well positioned to build upon ICBC's and SIBT's consumer and business banking track record in the New York Metro area.

Q. Will the name of the Bank change?
A. With the exception of branches on Staten Island, all branch locations and lines of business will operate under the Independence name. All Staten Island branches of the combined institution will operate under the name of "SI Bank & Trust, a division of Independence Community Bank."


Q. When will the merger be completed?
A. The transaction is expected to close in the second quarter of 2004, subject to the approval of shareholders and banking regulators and the satisfaction of other customary closing conditions.

Q. Who will lead the integration team?
A. Jim Coyle, President and Chief Operating Officer of SIBT, and Steve Glass, Chief Information Officer of ICBC will head the integration team. Business Unit Leads and project leads are currently being appointed and will be announced shortly. Many key managers and staff from both organizations will be asked to participate. More information will be provided as we move forward with this project.

Q. What will happen between now and the time the deal closes?
A. Until the transaction closes, in most respects, it will be business as usual for both companies. It is important for employees of both companies to focus on their business goals and to take care of our customers.

Q. What should I say if contacted by the media?
A. Refer all calls from the media to Frank Besignano, Senior Vice President at 718-697-2811.

Q. When will employees learn the status of their positions?
A. The integration team is working on bringing the two companies together. It is too early to know which specific positions will be affected. SI Bank & Trust and Independence are committed to communicating this information promptly. All offers of employment will be coordinated through Human Resources and will be communicated during a defined period that staff will be informed of ahead of time.

Q. What is SI Bank & Trust's severance plan for employees displaced due to the merger?
A. Employees as of November 24, 2003 may be considered eligible for severance if they have worked for SIBT for at least one full year and remain through the merger closing date. When severance pay is granted, eligible employees normally will receive two weeks base pay for each full year of continuous service not to exceed 52 weeks severance pay, provided that this severance benefit is in lieu of, and not in addition to, any amount that may otherwise have been payable pursuant to SIBT's written severance policy. In addition, any employee whose employment is terminated by ICBC within one year after the merger date will be entitled to the severance payment described herein unless such termination is for cause.

Q. How will severance be paid?
A. Severance will be paid in a lump sum and taxed at a bonus rate. This single payment method enables people to apply for unemployment insurance as soon as possible.

Q. How long after termination do we become eligible for unemployment benefits?
A. There is a one-week waiting period before you can apply for unemployment benefits.

Q. Is health insurance part of the compensation package of two weeks per year of service?
A. No.

Q. Will employees have an option of receiving a cash payout of vested pension benefits?
A. No.

Q. Does severance affect unemployment benefit eligibility?
A. When severance is paid out in a lump sum it does not affect unemployment eligibility.

Q. Will employees who lose their positions be able to touch ESOP and 401(k) accounts without a penalty?
A. No. Anyone under the age of 55 will be subject to a 10% penalty. However, in a change of control, anyone over the age of 55 should consult a financial advisor.

Q. Will existing vacation time be carried over?
A. Any vacation time leftover from 2003 and not used by January 31, 2004 will be forfeited.

In connection with the proposed merger, Independence Community Bank Corp. will file a registration statement with the Securities and Exchange Commission containing a joint proxy statement/prospectus. Stockholders are urged to read the registration statement and the joint proxy statement/prospectus when it becomes available and any other relevant documents filed with the SEC because they will contain important information. You will be able to obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about Independence Community Bank Corp. and Staten Island Bancorp, Inc., at the SEC's Internet site (http://www.sec.gov). Copies of these documents can be obtained, without charge, from Independence Community Bank Corp., 195 Montague Street, Brooklyn, New York 11201,
Attention: Investor Relations, or from Staten Island Bancorp, Inc., 1535 Richmond Avenue, Staten Island, New York 10314, Attention: Investor Relations.

Information about the participants in the proxy solicitation will be set forth in Staten Island's proxy statement on Schedule 14A, to be filed with the SEC and will be available in the joint proxy/prospectus regarding the proposed merger contained in Independence's registration statement on Form S-4.

The information presented above may contain forward-looking statements. Factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Independence's and Staten Island's public reports filed with the SEC.